Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 87 to the registration statement on Form N-1A ("Registration Statement") of our report dated March 16, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to Shareholders of Scudder Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Administrative Fee" and "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP



Boston, Massachusetts
April 24, 2001